CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-137070 on Form S-4 of our reports dated March 1, 2006, relating to the consolidated financial statements of Westbank Corporation and management’s report on the effectiveness of internal control over financial reporting incorporated by reference in the Annual Report on Form 10-K of Westbank Corporation for the year ended December 31, 2005 and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
October 31, 2006